UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
CTI BioPharma Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ON FEBRUARY 25, 2016, CTI BIOPHARMA CORP. WILL PUBLISH IN ITALY A NOTICE TO SHAREHOLDERS REGARDING THE CORPORATION’S ANNUAL MEETING OF SHAREHOLDERS, WHICH IS EXPECTED TO BE HELD ON APRIL 29, 2016. THE FOLLOWING IS AN ENGLISH TRANSLATION OF THE NOTICE TO SHAREHOLDERS.

ENGLISH TRANSLATION OF NOTICE TO SHAREHOLDERS

CTI BIOPHARMA CORP.

Registered office: 3101 Western Avenue, Suite 600
Seattle, Washington 98121, United States of America

Notice to Shareholders

Annual Meeting of Shareholders
expected to be held on April 29, 2016

To our Shareholders:

In relation to the Annual Meeting of Shareholders of CTI BioPharma Corp. (the “Corporation”) scheduled for April 29, 2016, we hereby inform all shareholders that - unlike indicated in the preliminary notice of call of the aforesaid meeting published on January 8, 2016 - the Corporation will not request certain Italian banks to make book-entry transfers of the Corporation’s shares, in all or in part, held in the name of and in the customers’ account by such banks, to an account opened in the name of the same banks at a U.S. broker-dealer on the Record Date because the Corporation expects this process will not be necessary to reach the required quorum.

On behalf of the Board of Directors

/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance & Administration

February 25, 2016

The Corporation will file a proxy statement and other documents regarding the Annual Meeting with the SEC. The Corporation’s shareholders are urged to read the proxy statement and other relevant materials when they become available, because they will contain important information about the Corporation, the Annual Meeting and related matters. Shareholders may obtain a free copy of the Corporation’s definitive proxy statement when available, and other documents filed by the Corporation with the SEC, at the SEC’s website (www.sec.gov), on the Corporation’s website (www.ctibiopharma.com), in paper form at the Depositary Banks and at the office of the Italian branch of the Corporation’s subsidiary CTI Life Sciences Ltd (Attention: Investor Relations) at Via Amedei 8, 20123 Milan.